                                                                     Exhibit 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                            BDS BUSINESS CENTER, INC.

                                   * * * * * *


      FIRST.      The name of the corporation is BDS Business Center, Inc.
(the "Corporation").

      SECOND. The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

      THIRD.      The nature of the business or purposes to be conducted or
promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

      FOURTH.     The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 36,000,000 shares, consisting of 31,000,000 shares of Common Stock with a par value of one cent ($.01) per share (the "Common Stock") and 5,000,000 shares of Preferred Stock with a par value of one cent ($.01) per share (the "Preferred Stock").

      A description of the respective classes of stock and a statement of the designations, preferences, voting powers (or no voting powers), relative, participating, optional or other special rights and privileges and the qualifications, limitations and restrictions of the Preferred Stock and Common Stock are as follows:

      A.    PREFERRED STOCK

            The Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Corporation's Board of Directors may determine. Each series of Preferred Stock shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. Except as otherwise provided in this Certificate of Incorporation, different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes.

            The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more series, each with such designations, preferences, voting powers (or no voting powers), relative, participating, optional or other special rights and privileges and such qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by the Board of Directors to create such series, and a certificate of said resolution or resolutions shall be filed in accordance with the General Corporation Law of the State of Delaware. The authority of the Board of Directors with respect to each such series shall include, without limitation of the foregoing, the right to provide that the shares of each such series may: (i) have such distinctive designation and consist of such number of shares; (ii) be subject to redemption at such time or times and at such price or prices; (iii) be entitled to the benefit of a retirement or sinking fund for the redemption of such series on such terms and in such amounts; (iv) be entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series of stock; (v) be entitled to such rights upon the voluntary or involuntary liquidation, dissolution or winding up of the affairs, or upon any distribution of the assets of the Corporation in preference to, or in such relation to, any other class or classes or any other series of stock; (vi) be convertible into, or exchangeable for, shares of any other class or classes or any other series of stock at such price or prices or at such rates of exchange and with such adjustments, if any; (vii) be entitled to the benefit of such conditions, limitations or restrictions, if any, on the creation of indebtedness, the issuance of additional shares of such series or shares of any other series of Preferred Stock, the amendment of this Certification of Incorporation or the Corporation's By-Laws, the payment of dividends or the making of other distributions on, or the purchase, redemption or other acquisition by the Corporation of, any other class or classes or series of stock, or any other corporate action; or (viii) be entitled to such other preferences, powers, qualifications, rights and privileges, all as the Board of Directors may deem advisable and as are not inconsistent with law and the provisions of this Certificate of Incorporation.

      B.    COMMON STOCK

      1. RELATIVE RIGHTS OF PREFERRED STOCK AND COMMON STOCK. All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations, or restrictions of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of any series or class of the Preferred Stock.

      2. VOTING RIGHTS. Except as otherwise required by law or this Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by such stockholder of record on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation. Except as otherwise required by the General Corporation Law of the State of Delaware or as set forth in this Certificate of Incorporation, any amendment or restatement thereof, or in any Certificate of Designation filed in accordance with the General Corporation Law of the State of Delaware with respect to the designation of any series of Preferred Stock, the holders of

Common Stock and Preferred Stock shall vote together as a single class on all matters submitted to the stockholders for a vote. Furthermore, notwithstanding the provisions of Section 242(b)(2) of General Corporation Law of the State of Delaware, the holders of Common Stock shall vote together with the holders of Preferred Stock as a single class with respect to any proposed amendment hereto that would increase the number of authorized shares of Common Stock with each share being entitled to the number of votes per share as is provided in this Article Fourth, and the holders of Common Stock shall not be entitled to a separate class vote with respect thereto.

      3. DIVIDENDS. Subject to the preferential rights of the Preferred Stock, if any, the holders of shares of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

      4. DISSOLUTION, LIQUIDATION OR WINDING UP. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, the holders of Common Stock shall be entitled to receive all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively, unless otherwise provided by law or this Certificate of Incorporation, any amendment or restatement thereof, or in any Certificate of Designation filed in accordance with the General Corporation Law of the State of Delaware with respect to the designation of any series of Preferred Stock.

      FIFTH.      The Corporation is to have perpetual existence.

      SIXTH.      In furtherance and not in limitation of the powers by the
laws of the State of Delaware:

      A. The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.

      B. Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

      C. The books of the Corporation may be kept at such place within or without the State of Delaware as the By-Laws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.

      SEVENTH. The Corporation eliminates the personal liability of each member of its Board of Directors to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that, to the extent provided by applicable law, the foregoing shall not eliminate the liability of a director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of Title 8 of the Delaware Code or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

      EIGHTH. The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.

      NINTH. The name and mailing address of the sole incorporator is as follows:

                  Name                     Mailing Address
                  ----                     ---------------

                  Katherine M. Criniti     Testa, Hurwitz & Thibeault, LLP
                                           High Street Tower
                                           125 High Street
                                           Boston, MA  02110

      TENTH. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

      I, THE UNDERSIGNED, being the sole incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 19th day of May, 1999.




                                    /s/ Katherine M. Criniti
                                    ------------------------------
                                    Katherine M. Criniti
                                    Sole Incorporator

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                            BDS BUSINESS CENTER, INC.

      BDS Business Center, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation of the State of Delaware Law (the "General Corporation Law"), does hereby certify pursuant to Section 242 of the General Corporation Law:

      FIRST: That the Board of Directors of the Corporation, by unanimous written consent dated July 21, 1999, duly adopted a resolution proposing an amendment to its Certificate of Incorporation of the Corporation amending Article FOURTH as follows:

            RESOLVED: That the first complete paragraph of Article FOURTH of the Certificate of Incorporation of the Corporation be amended so that, as amended, said paragraph shall read in its entirety as follows:

            "The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 38,000,000 shares, consisting of 32,000,000 shares of Common Stock with a par value of one cent ($.01) per share (the "Common Stock") and 6,000,000 shares of Preferred Stock with a par value of one cent ($.01) per share (the "Preferred Stock")."

      SECOND: That thereafter, the sole stockholder, in accordance with Section 228 of the General Corporation Law of the State of Delaware approved the amendment by a written consent in lieu of a special meeting.

      IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by John M. Hughes, its Chief Executive Officer, this 21st day of July, 1999.


                              BDS BUSINESS CENTER, INC.

                              By:   /s/ John M. Hughes
                                    --------------------------------------
                                    John M. Hughes
                                    Chief Executive Officer

             CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF

                       SERIES A REDEEMABLE PREFERRED STOCK

                                       AND

                      SERIES B CONVERTIBLE PREFERRED STOCK

                                       OF

                            BDS BUSINESS CENTER, INC.

            The undersigned officers of BDS Business Center, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, do hereby certify that, pursuant to authority conferred by the Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation adopted a resolution adopting a Certificate of Designations, Preferences and Rights of Series A Redeemable Preferred Stock and Series B Convertible Preferred Stock (this "Certificate of Designations") providing for certain Designations, powers, number, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of 3,412,969 shares of Series A Redeemable Preferred Stock, $0.01 par value per share, and 1,706,485 shares of Series B Convertible Preferred Stock, $0.01 par value per share, which resolution is as follows:

            RESOLVED: That pursuant to Article FOURTH of the Certificate of Incorporation, as amended, of this Corporation, the Board of Directors hereby establishes the following series of Preferred Stock, $0.01 par value per share, of the Corporation having the designations, powers, number, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof set forth below:

            1. Designations. 3,412,969 shares of the Preferred Stock shall be designated and known as the "Series A Redeemable Preferred Stock" (and each holder thereof as a "Series A Redeemable Preferred Stockholder"). 1,706,485 shares of the Preferred Stock shall be designated and known as the "Series B Convertible Preferred Stock," and together with the Series A Redeemable Preferred Stock, the "Preferred Stock" (and each holder thereof as a "Series B Convertible Preferred Stockholder," and together with the Series A Redeemable Preferred Stockholders, the "Preferred Stockholders").

            2. Dividend Provisions.

                  (a) In the event that the Corporation shall at any time pay a dividend (other than a dividend payable solely in shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock) on the Common Stock, it shall, at the same time, pay to the holders of shares of Series B Convertible Preferred Stock, on a pari passu basis, a dividend equal to such dividend on the Common Stock. Dividends shall be non-cumulative. Unless full dividends on the Series B Convertible Preferred Stock shall have been paid or declared and a sum sufficient for the payment thereof set apart, no dividend whatsoever (other than a dividend payable solely in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock) shall be paid or declared, and no distribution shall be made, on any Common Stock.

                  (b) In the event the Series A Redeemable Preferred Stock is not redeemed prior to August 20, 2005, a dividend shall be declared and paid on that date as a one-time, pay-in-kind, cumulative dividend with respect to the Series A Redeemable Preferred Stock in an amount equivalent to the annual rate of $0.4688 per share (as adjusted for any stock dividends, combinations or splits with respect to the Series A Redeemable Preferred Stock) (the "Dividend Rate"), as if the dividend had begun to accrue on August 20, 1999. In addition, at August 20, 2005, a cash dividend in an amount equivalent to the Dividend Rate shall begin to accrue and be payable quarterly in arrears on the outstanding shares of Series A Redeemable Preferred Stock (including for this purpose the shares of Series A Redeemable Preferred Stock issued in respect of the one-time, pay-in-kind dividend).

            3. Liquidation Preference.

                  (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of Series A Redeemable Preferred Stock and Series B Convertible Preferred Stock, on a pari passu basis, shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Corporation to the holders of Common Stock or any other class or series of stock ranking in liquidation junior to the Series A Redeemable Preferred Stock and Series B Convertible Preferred Stock (such Common Stock and other stock being referred to as "Junior Stock") by reason of their ownership thereof, an amount per share equal to the sum of (i) $5.86 for each outstanding share of Series A Redeemable Preferred Stock and Series B Convertible Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) and (ii) an amount equal to all declared but unpaid dividends on such series of Preferred Stock, plus accrued dividends, if any. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Redeemable Preferred Stock and the Series B Convertible Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Redeemable Preferred Stock and Series B Convertible Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive and no liquidation payments shall be made to the holders of Junior Stock.

                  (b) After all of the distributions described in subsection (a) above have been paid, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of Junior Stock pro rata based on the number of shares of Common Stock held by each.

                  (c) (i) For purposes of this Section 3, a liquidation, dissolution or winding up of this Corporation shall be deemed to be occasioned by, or to include, (A) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation); or (B) a sale of all or substantially all of the assets of the Corporation; unless the Corporation's stockholders of record as constituted immediately prior to such merger, acquisition or sale will, immediately after such merger, acquisition or sale (by virtue of securities issued as consideration for the Corporation's merger, acquisition or sale or otherwise) hold at least fifty percent (50%) of the voting power of the surviving or acquiring entity.

                        (ii) In any of such events, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value. The fair market value of any securities shall be determined as follows:

                              (A) Securities not subject to investment letter or other similar restrictions on free marketability:

                                    (1) If traded on a securities exchange or
            through the NASDAQ National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty-day period ending three (3) days prior to the closing;

                                    (2) If actively traded over-the-counter, the
            value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period ending three (3) days prior to the closing; and

                                    (3) If there is no active public market, the
            value shall be the fair market value thereof, as mutually determined by the Corporation and the holders of at least a majority of the voting power of all then outstanding shares of Series A Redeemable Preferred Stock and Series B Convertible Preferred Stock.

                              (B) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by the Corporation and the holders of at least a majority of the voting power of all then outstanding shares of Series A Redeemable Preferred Stock and Series B Convertible Preferred Stock, voting together as a single class.

                        (iii) In the event the fair market value of such securities has not been determined in accordance with the requirements of this subsection 3(c) are not complied with, this Corporation shall forthwith either:

                              (A) cause such closing to be postponed until such time as the requirements of this Section 3 have been complied with; or

                              (B) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series A Redeemable Preferred Stock and Series B Convertible Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 3(c)(iv) hereof.

                        (iv) The Corporation shall give each holder of record of Series A Redeemable Preferred Stock and Series B Convertible Preferred Stock written notice of all transactions which may be treated as a liquidation, dissolution or winding up of the Corporation pursuant to subsection 3(c)(i) not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 3, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened or eliminated upon the written consent of the holders of at least a majority of the then outstanding shares of Preferred Stock.

            4. Redemption.

                  (a) The Corporation may redeem, in whole or in part, at any time after August 20, 1999, out of funds legally available therefor, the Series A Redeemable Preferred Stock (the "Series A Redemption Date"). The Corporation shall effect such redemption by paying in cash in exchange for the shares of Series A Redeemable Preferred Stock to be redeemed a sum equal to $5.86 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares), plus all declared or accumulated but unpaid dividends on such shares plus accrued dividends, if any (the "Series A Redemption Price"). Any redemption effected pursuant to this subsection 4(a) shall be made on a pro rata basis among the Series A Redeemable Preferred Stockholders in proportion to the number of shares of Series A Redeemable Preferred Stock then held by such holders.

                  (b) Upon the consummation of a firm commitment underwritten public offering ("Public Offering Redemption Date") pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), in which (i) the aggregate gross proceeds (prior to deduction of offering expenses but after deduction of underwriting discounts and commissions) are at least $30,000,000 and (ii) the pre-public offering equity market capitalization of the Corporation, as determined by multiplying the number of shares of

Common Stock outstanding (assuming the conversion of the Series B Convertible Preferred Stock and the exercise of all outstanding options and warrants to purchase Common Stock) immediately prior to the public offering by the offering price to the public (prior to deduction of offering expenses, underwriting discounts and commissions), is at least $250,000,000 (a "Qualified Public Offering"), the Corporation shall redeem, out of funds legally available therefor, the Series A Redeemable Preferred Stock. The Corporation shall effect such redemption by paying in cash in exchange for the shares of Series A Redeemable Preferred Stock to be redeemed a sum equal to $5.86 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares), plus all declared, accumulated or accrued but unpaid dividends on such shares (the "Public Offering Redemption Price"). Under this subsection 4(b), the Corporation shall be required to redeem all of the shares of Series A Redeemable Preferred Stock.

                  (c) On August 20, 2006, the Corporation shall redeem, out of funds legally available therefor, the Series A Redeemable Preferred Stock (the "2006 Redemption Date"). The Corporation shall effect such redemption by paying in cash in exchange for the shares of Series A Redeemable Preferred Stock to be redeemed a sum equal to $5.86 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares), plus all declared, accumulated or accrued but unpaid dividends on such shares (the "2006 Redemption Price"). Under this subsection 4(c), the Corporation shall be required to redeem all of the shares of Series A Redeemable Preferred Stock.

                  (d) As used in this subsection 4(d) and in subsection 4(e) below, the term "Redemption Date" shall refer to either the "Series A Redemption Date," "Public Offering Redemption Date" or "2006 Redemption Date," as applicable, and the term "Redemption Price" shall refer to either the "Series A Redemption Price," "Public Offering Redemption Price" or "2006 Redemption Price," as applicable. At least fifteen (15) but no more than forty-five (45) days prior to the Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series A Redeemable Preferred Stock to be redeemed, at the address last shown on the records of this Corporation for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Redemption Date or, in the case of the Public Offering Redemption Date, the approximate Redemption Date, the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to this Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). On or before the Redemption Date each holder of Series A Redeemable Preferred Stock to be redeemed shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, against payment of the Redemption Price of such shares payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                  (e) From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Series A Redeemable Preferred Stock designated for redemption in the Redemption Notice as holders of

Series A Redeemable Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of the Series A Redeemable Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of such Series A Redeemable Preferred Stock required to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon their holdings of Series A Redeemable Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive. The shares of Series A Redeemable Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series A Redeemable Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem on any Redemption Date but which it has not redeemed.

            5. Conversion. The holders of the Series B Convertible Preferred Stock shall have conversion rights as follows:

                  (a) (i) Each share of Series B Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time into the number of fully paid and non-assessable shares of Common Stock of the Corporation as is determined by dividing $5.86 by the Series B Conversion Price (as hereinafter defined) in effect at the time of conversion. The Series B Conversion Price shall initially be $5.86 per share.

                      (ii) Each share of Series B Convertible Preferred Stock shall automatically be converted into the number of fully paid and non-assessable shares of Common Stock at the then effective Series B Conversion Price upon the earlier of (A) the closing of the Corporation's sale of shares of Common Stock in a Qualified Public Offering, and (B) upon the approval (by vote or written consent, as provided by law) of the holders of 50.01% of the then outstanding shares of Series B Convertible Preferred Stock, on the date specified by such holders.

                      (iii) At the time of any conversion of Series B Convertible Preferred Stock to Common Stock, all declared but unpaid dividends on each and all such Preferred Stock being converted shall be, at the Corporation's option, paid in cash or converted on the Conversion Date (as defined in subsection 5(b) below) to that number of shares of Common Stock determined by the fair market value of the Common Stock at the time of conversion, determined as specified in subsection 2(c)(ii).

                  (b) In order for a holder of Series B Convertible Preferred Stock to convert such shares into shares of Common Stock, such holder shall surrender the certificate or certificates representing such shares of Series B Convertible Preferred Stock at the office of the transfer agent for the Series B Convertible Preferred Stock, together with written notice that such holder elects to convert all or any number of the shares of the Series B Convertible Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent is referred to herein as the "Conversion Date." The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver to such holder, or to its nominee, at such holder's address as shown in the records of the Corporation, a certificate or certificates for the number of whole shares of Common Stock issuable upon such conversion in accordance with the provisions hereof, together with cash in lieu of fractional shares. If less than all of the shares of Series B Convertible Preferred Stock represented by a stock certificate are converted into shares of Common Stock, the Corporation shall issue a new stock certificate in the amount of the shares not so converted.

                  (c) No fractional shares of Common Stock shall be issued upon conversion of shares of Series B Convertible Preferred Stock and any fractional share to which the holder would otherwise be entitled shall be paid in cash in an amount equal to such fractional share multiplied by the then effective Conversion Price.

                  (d) All shares of Series B Convertible Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding, and all rights with respect to such shares shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and the payment of any declared and unpaid dividends thereon. On the Conversion Date, the shares of Common Stock issuable upon such conversion shall be deemed to be outstanding, and the holder thereof shall be entitled to exercise and enjoy all rights with respect to such shares of Common Stock. All shares of Series B Convertible Preferred Stock tendered for conversion shall, from and after the Conversion Date, be deemed to have been retired and canceled and shall not be reissued as Series B Convertible Preferred Stock, and the Corporation may thereafter take such appropriate action as may be necessary to reduce accordingly the authorized number of shares of Series B Convertible Preferred Stock.

                  (e) The initial conversion price as stated in subsection 5(a) shall be subject to adjustment from time to time and such conversion price as adjusted shall likewise be subject to further adjustment, all as hereinafter set forth. The term "Series B Conversion Price" shall mean, as of any time, the conversion price of the Series B Convertible Preferred Stock at that time, as specified in subsection 5(a) in case no adjustment shall have been required, or such conversion price as adjusted pursuant to this subsection 5(e), as the case may be, and the term "Conversion Price" shall mean the Series B Conversion
Price:

                        (i) If at any time the Corporation shall issue any shares of Common Stock or any Convertible Securities, Rights or Related Rights (each as herein defined) (such Convertible Securities, Rights or Related Rights being hereinafter referred to collectively as "Securities") without consideration or for a consideration per share of Common Stock (the consideration in each case to be determined in the manner provided in (ii)(E) and (ii)(F) below) less than the Conversion Price in effect immediately prior to the issuance of such Common Stock or Securities, then the Conversion Price in effect immediately prior to each such issuance shall forthwith be reduced to a Conversion Price determined by dividing: (x) an amount equal to the sum of (A) the total number of shares of Common Stock (including the number of shares of Common Stock issuable upon exercise or conversion of all Securities, including the Preferred Stock) outstanding immediately prior to such issuance multiplied by the Conversion Price in effect immediately prior to such issuance, plus (B) the consideration, if any, received by the Corporation by in connection with such issuance, by (y) the total number of shares of Common Stock (including the number of shares of Common Stock issuable upon exercise or conversion of all outstanding Securities, including the Preferred Stock) outstanding immediately after such issuance (including the number of shares of Common Stock into which such newly issued Securities are then convertible or issuable upon the exercise of Rights or Related Rights).

                        (ii) For the purpose of any adjustment of the Conversion Price pursuant to this subsection 5(e), the following provisions shall be applicable:

                              (A) In the case of the issuance of options or warrants to purchase or rights to subscribe for Common Stock (collectively, such "Rights"), the aggregate maximum number of shares of Common Stock deliverable upon exercise of such Rights shall be deemed to have been issued at the time such Rights were issued, for a consideration equal to the consideration (determined in the manner provided in (E) and (F) below), if any, received by the Corporation upon the issuance of such Rights, plus the minimum purchase price provided in such Rights for the Common Stock covered thereby.

                              (B) In the case of the issuance of securities by their terms convertible into or exchangeable for Common Stock (collectively, such "Convertible Securities", or options or warrants to purchase or rights to subscribe for securities by their terms convertible or exchangeable for Common Stock (collectively, such "Related Rights"), the aggregate maximum number of shares of Common Stock deliverable upon conversion, exchange or exercise of any such Convertible Securities or such Related Rights shall be deemed to have been issued at the time such Convertible Securities or such Related Rights were issued and for a consideration equal to the consideration received by the Corporation upon issuance of such Convertible Securities or such Related Rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion, exchange or exercise of such Convertible Securities or Related Rights (the consideration in each case to be determined in the manner provided in (E) and (F) below).

                              (C) On any change in the number of shares of Common Stock deliverable upon the exercise of such Rights or Related Rights or upon the conversion, exchange or exercise of such Convertible Securities or on any change in the minimum purchase price of such Rights, Related Rights or Convertible Securities other than any change resulting from the antidilution provisions of such Rights, Related Rights or Convertible Securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been in effect had the adjustment that was made upon the issuance of such Rights, Related Rights or Convertible Securities not converted, exchanged or exercised prior to such change been made on the basis of such change, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise or conversion of any such Right, Related Right or Convertible Security.

                              (D) On the expiration of any such Rights, Related Rights or Convertible Securities, the Conversion Price shall forthwith be readjusted to the Conversion Price as would have been obtained had the adjustment made upon the issuance of such Rights or Related Rights or the issuance of any such Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such Rights or Related Rights or the conversion, exchange or exercise of any such Convertible Securities, taking into account any adjustments to the Conversion Price made after such issuances.

                              (E) In the case of the issuance of such Common Stock or Securities for cash, the consideration shall be deemed to be the amount of cash paid therefor.

                              (F) In the case of the issuance of such Common Stock or Securities for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors of the Corporation.

                              (G) In the event of any adjustment to the Conversion Price resulting from the issuance of any Securities, no further adjustment shall be made for the actual issuance of Common Stock upon the exercise or conversion of any such Securities.

                        (iii) Anything to the contrary contained in this subsection 5(e) notwithstanding, no adjustment shall be made in the Conversion Price as a result of or pursuant to (1) the granting of any Right or Related Right, or the issuance of Common Stock to, officers, employees or directors of, or consultants to, the Corporation, by the Board of Directors of the Corporation or a committee thereof pursuant to any agreement, plan or arrangement approved by the Board of Directors of this Corporation or any corporation previously merged into this Corporation; provided that the maximum number of shares of Common Stock or Rights or Related Rights granted or issued may not exceed 10,150,000 shares of Common Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) in the aggregate, unless the Board of Directors of the Company has approved grants or issuances in excess of 10,150,000 shares of Common Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares), which approval must include the approval of each of the Directors elected by the holders of the Series B Convertible Preferred Stock voting together as a separate class ("Employee Reserved Shares"), (2) a dividend or distribution on the Preferred Stock, (3) the conversion of shares of Preferred Stock, (4) subject to subsection 5(f) below, a dividend or other distribution payable in Common Stock or Securities, or (5) a transaction described in subsection 5(f) below.

                  (f) If the Corporation shall effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before such subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding. If the Corporation shall combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. If the Corporation shall make or issue a dividend or other distribution payable in securities, then and in each such event provision shall be made so that the holders of shares of the Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities that they would have received had their shares of Series B Convertible Preferred Stock been converted into Common Stock on the date of such event and had they thereafter during the period from the date of such event to and including the Conversion Date, retained such securities receivable by them as aforesaid during such period giving effect to all adjustments called for during such period under this subsection 5(f), with respect to the rights of the holders of the Preferred Stock and of such securities.

                  (g) If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 5 or
Section 3) provision shall be made so that the holders of the Series B Convertible Preferred Stock shall thereafter be entitled to receive upon conversion of the Series B Convertible Preferred Stock the number of shares of stock or other securities or property of the Corporation, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Series B Convertible Preferred Stock after the recapitalization to the end that the provisions of this Section 5 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the Series B Convertible Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

                  (h) This Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Series B Convertible Preferred Stock under this Section 5 against impairment.

                  (i) Whenever the Conversion Price shall be adjusted as provided in this Section 5, the Corporation shall forthwith file, at the office of the transfer agent for the Series B Convertible Preferred Stock a statement, certified by the chief financial officer of the Corporation, showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first class mail, postage prepaid, to each holder of record of the Series B Convertible Preferred Stock at such holder's address as shown in the records of the Corporation. Any notice required by the provisions of this Section 5 to be given to the holders of shares of the Series B Convertible Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at the address appearing on the books of this Corporation.

                  (j) The issuance of certificates for shares of Common Stock upon conversion of the Series B Convertible Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series B Convertible Preferred Stock which is being converted.

            If a state of facts shall occur which, without being specifically controlled by the provisions of this Section 5, would not fairly protect the conversion rights of the holders of the Series B Convertible Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors of the Corporation shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such conversion rights.

            6. Notices of Record Date. In the event of any taking by this Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend or a dividend covered by the provisions of Section 5(f) hereof) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this Corporation shall mail to each holder of Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

            7. Reservation of Stock Issuable Upon Conversion. This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Convertible Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Convertible Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series B Convertible Preferred Stock, this Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, using its best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.

            8. Voting Rights.

                  (a) The holder of each share of Series B Convertible Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series B Convertible Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of

Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the By-laws of this Corporation, and, except as set forth in Section 8(b) below with respect to the class vote of the holders of the Common Stock with respect to two directors of the Corporation, shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series B Convertible Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

            (b) The holders of the Series B Convertible Preferred Stock, voting as a separate class, shall be entitled to elect two directors of the Corporation, which right shall terminate upon the earlier to occur of (x) the date on which the purchasers of the Series B Convertible Preferred Stock, together with their respective affiliates, hold less than fifty percent (50%) of the shares of Common Stock (including those shares of Common Stock issued or issuable upon conversion of the Series B Convertible Preferred Stock) issued to the purchasers of the Series B Convertible Preferred Stock under the Stock Purchase Agreement dated on or about August 20, 1999 or (y) a merger, acquisition or sale involving all or substantially all of the Corporation's assets, which transaction has been approved by the Corporation's Board of Directors, unless the Corporation's stockholders of record as constituted immediately prior to such merger, acquisition or sale will, immediately after such merger, acquisition or sale (by virtue of securities issued as consideration for the Corporation's merger, acquisition or sale or otherwise) hold at least fifty percent (50%) of the voting power of the surviving or acquiring entity. The holders of the Common Stock, voting as a separate class, shall be entitled to elect two directors of the Corporation. The holders of the Series B Convertible Preferred Stock and Common Stock, voting together as a single class, shall be entitled to elect any additional directors of the Corporation. Notwithstanding the foregoing or anything else to the contrary provided in this Certificate of Designations, if the Corporation fails or refuses, for any reason or for no reason, to redeem on the 2006 Redemption Date (as defined in subsection 4(c)) all of the then outstanding shares of Series A Redeemable Preferred Stock then required to be redeemed in accordance with the terms and provisions of Section 4, the holders of the Series A Redeemable Preferred Stock, voting as a separate class, shall thereafter be entitled to elect six (6) directors of the Corporation and the holders of the Common Stock, voting as a separate class, shall thereafter be entitled to elect the remaining directors of the Corporation. In the event that the holders of the Series A Redeemable Preferred Stock elect six (6) directors of the Corporation as provided above and a vacancy thereafter occurs, such vacancy shall be filled only by the vote or written consent of the holders of the Series A Redeemable Preferred Stock. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of a majority of the shares of Series B Convertible Preferred Stock then outstanding shall constitute a quorum of the Series B Convertible Preferred Stock for the election of directors to be elected solely by the holders of the Series B Convertible Preferred Stock or jointly by the holders of the Series B Convertible Preferred Stock and the Common Stock. A vacancy in any directorship elected solely by the holders of the Series B Convertible Preferred Stock shall be filled only by vote or written consent of the holders of the Series B Convertible Preferred Stock. A vacancy in any directorship elected solely by the holders of the Common Stock shall be filled only by vote or written consent of the holders of the Common Stock. A vacancy in any directorship elected jointly by the holders of the Series B

Convertible Preferred Stock and the Common Stock shall be filled only by vote or written consent of the Series B Convertible Preferred Stock and the Common Stock, voting as a single class, as provided above.

            9. Protective Provisions. So long as at least 1,000,000 shares (as adjusted for any stock dividends, combinations or splits with respect to such shares) of Series A Redeemable Preferred Stock and Series B Convertible Preferred Stock initially issued remain outstanding, this Corporation shall not, without first obtaining the approval of (by vote or written consent, as provided by law) the holders of at least sixty-six and two-thirds percent (66.67%) of the shares of Series A Redeemable Preferred Stock and Series B Convertible Preferred Stock, voting together as a class:

                  (a) other than pursuant to subsection 9(f) below, restructure, reclassify or otherwise modify the terms of any class or series of equity securities or securities convertible into or exercisable for any equity securities of the Corporation, or cause or permit any other action to be taken, which would increase the obligations of, reduce the rights of, or otherwise adversely affect the holders of the Series A Redeemable Preferred Stock and Series B Convertible Preferred Stock;

                  (b) increase or decrease the number of authorized shares of the Corporation's Preferred Stock (other than by conversion of the Series B Convertible Preferred Stock as provided herein);

                  (c) create, reclassify, authorize or issue shares of any class or series of equity securities or securities convertible into or exercisable for any equity securities which shall be on a parity with or senior in any respect including rights, preferences or privileges to the Series A Redeemable Preferred Stock or Series B Convertible Preferred Stock;

                  (d) directly or indirectly redeem, repurchase, retire or otherwise acquire any shares of equity securities of the Corporation except pursuant to (x) this Certificate of Designations or (y) any other agreement, approved in advance by the Board of Directors, for the repurchase of shares from an employee or service provider upon termination of employment or services; provided, however, that repurchases under clause (y) above in the aggregate shall not exceed $1,000,000 except (i) with the approval of each of the Directors elected by the holders of the Series B Convertible Preferred Stock voting together as a separate class and (ii) the Corporation may redeem up to $17,105,263.82 of Common Stock in accordance with the Stock Purchase Agreement dated on or about August 20, 1999;

                  (e) merge or consolidate with any other entity, or permit any other entity to consolidate or merge with or into the Corporation or effect any other such similar transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation) unless (1) the Corporation's stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation's acquisition or sale or otherwise) hold at least fifty percent (50%) of the voting power of the surviving or acquiring entity or (2) the consideration to be received by the Preferred Stockholders in an acquisition, sale or transfer involving substantially all of the assets of the Corporation consists of cash or registered publicly-traded securities valued at $300,000,000 or more;

                  (f) amend, alter or repeal any provision of the Corporation's Certificate of Incorporation or By-laws if such amendment, alteration or repeal could have a material and adverse effect on the rights of the holders of the Series A Redeemable Preferred Stock or the Series B Convertible Preferred Stock;

                  (g) increase the authorized number of directors of the Corporation to more than nine;

                  (h) pay or declare any dividend or distribution on any shares of the Corporation's capital stock (other than dividends of Common Stock declared on the Common Stock to effect stock splits);


                  (i) voluntarily liquidate, dissolve or wind-up the Corporation, make any filing under any state or federal bankruptcy, insolvency or reorganization law or other law for relief from creditors or the protection of debtors, make any assignment for the benefit of creditors or consent to the appointment of a receiver for itself or any part of its property, or conduct any form of recapitalization or reorganization of the Corporation; or

                  (j) consummate any underwritten public offering of the Corporation's securities other than a Qualified Public Offering.

            10. Protection of the Series A Redeemable Preferred Stock and Series B Convertible Preferred Stock. So long as any shares of Series A Redeemable Preferred Stock and Series B Convertible Preferred Stock are outstanding:

                  (a) The Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least sixty-six and two-thirds percent (66.67%) of the shares of Series A Redeemable Preferred Stock, take any action which adversely affects the rights, privileges or preferences of the Series A Redeemable Preferred Stock.

                  (b) The Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least sixty-six and two-thirds percent (66.67%) of the shares of Series B Convertible Preferred Stock, take any action which adversely affects the rights, privileges or preferences of the Series B Convertible Preferred Stock.

            11. Status of Converted or Redeemed Stock. In the event any shares of Series A Redeemable Preferred Stock or Series B Convertible Preferred Stock shall be redeemed or converted pursuant to Section 4 or Section 5 hereof, the shares so converted or redeemed shall be cancelled and shall not be issuable by the Corporation. The Corporation will take such corporate action as may be necessary to amend the Certificate of Incorporation of this Corporation to effect the corresponding reduction in the Corporation's authorized capital stock.

            IN WITNESS WHEREOF, the undersigned have executed this Certificate of Designations, Rights and Preferences on August 18, 1999.

                                    BDS BUSINESS CENTER, INC.

                                    By: /s/ John M. Hughes
                                         Name:  John M. Hughes
                                         Title: Chief Executive Officer

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

      BDS Business Center, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law"), does hereby certify as follows:

      FIRST: That the Board of Directors of the Corporation, at a meeting held on November 18, 1999, duly and validly adopted the following resolutions:

      RESOLVED:   That it is deemed advisable and in the best interests of
                  the Corporation to amend Article First of its Certificate of Incorporation, as amended, to read in its entirety as set forth below:

                  "FIRST. The name of the corporation is Tallan, Inc. (the "Corporation")"

      RESOLVED:   That the proposal to amend the Certificate of Incorporation, as set forth in the preceding resolution, be submitted to the Stockholders of the Corporation entitled to vote thereon for their approval in compliance with Sections 242 and 228 of the General Corporation Law of the State of Delaware.

      RESOLVED:   That, subject to stockholder approval, the Corporation be
                  and it hereby is authorized and directed to amend its Certificate of Incorporation as set forth in the foregoing resolution, and that the appropriate officers of the Corporation be and they hereby are authorized and directed to execute and deliver any and all documents or certificates deemed necessary to effectuate the proposed amendment outlined above, including a Certificate of Amendment to Certificate of Incorporation for filing with the Delaware Secretary of State, and any filings with governmental authorities to reflect the change of the Corporation's name.


      SECOND: That the stockholders of the Corporation duly adopted such resolutions by written consent on or before December 7, 1999, in accordance with the provisions of Section 228 of the General Corporation Law.

      THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law.

      IN WITNESS WHEREOF, BDS Business Center, Inc. has caused this Certificate of Amendment to its Certificate of Incorporation to be executed by John M. Hughes this 7th day of December, 1999.



                                    BDS BUSINESS CENTER, INC.


                                    By: /s/ John M. Hughes
                                        -----------------------------------
                                        John M. Hughes
                                        Chief Executive Officer